SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to  240, 14a-1l(c) or  240,14a-12

                    INTERNATIONAL AMERICAN HOMES, INC.

              (Name of Registrant Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee:
(Check the appropriate box)

[X] $125  per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item  22(a)(2)  or  Schedule  14A.
[ ] $500 per each party to the controversy
    pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1 ) Title of each class of securities to which transaction applies:

2)  Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)  Proposed maximum aggregate value of transaction:

5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

               _________________________________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  to be held

                              September 12, 1996
               _________________________________________________

To our Stockholders:

  Notice   is   hereby  given  that  the  Annual  Meeting  of  Stockholders  of
International American Homes, Inc., a Delaware corporation (the "Company"), will be held at 10:00 A.M. on Thursday, September 12, 1996 at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland, for the purpose of considering and acting upon the following matters as set forth in the accompanying Proxy
Statement:

  1. To elect one director to hold office as specified in the accompanying Proxy Statement;

  2. To approve the appointment of Arthur Andersen LLP as auditors of the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending March 31, 1997; and

  3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  Only stockholders of record at the close of business on July 15, 1996 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.


By Order of the Board of Directors,


/s/ Robert I. Antle


Robert I. Antle
Executive Vice President and Secretary

August 2, 1996


  WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                PROXY STATEMENT



                                 INTRODUCTION

  This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of International American Homes, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders of the Company to be held at 10:00 A.M. on Thursday, September 12, 1996 at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland, and at any adjournment or postponement thereof (the "Meeting"). The approximate date on which this Proxy Statement and proxy included herewith are first being sent to stockholders is August 2, 1996. The mailing address of the Company's principal executive offices is 4640 Forbes Boulevard, Suite 330, Lanham, Maryland 20706.

  Stockholders are requested to execute and return the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States. Execution and return of the proxy in the accompanying form will not in any way affect a stockholder's right to attend the Meeting and, if the proxy is revoked, to vote in person. Proxies which are returned properly executed and not revoked will be voted in accordance with the instructions therein or, if no instruction is given, for the election of the Board of Directors' nominee for director and the proposal described herein. A stockholder giving a proxy may revoke it any time before it is exercised by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. Presence at the Meeting will not, in and of itself, revoke the proxy.


                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING SECURITIES

  Only stockholders of record at the close of business on July 15, 1996 (the "Record Date") are entitled to notice of and to vote at the Meeting. The outstanding voting securities of the Company on the Record Date consisted of 2,734,395 shares of common stock, par value $.01 per share ("Common Stock"). Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Meeting, including the election of directors.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of the Common Stock as of July 15, 1996 held by (i) each director of the Company, the nominee for director, and each executive officer whose name appears in the Summary Compensation Table below, and all directors, nominees for director, and executive officers as a group and (ii) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the issued and outstanding shares of Common Stock. Except as noted, the individuals named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them:

                                          Number of Shares        Percent
NAME                                     Beneficially Owned       of Class

Robert J. Suarez (1)                         651,066              23.38%

Kenneth W. Carlson                            97,918               3.58%

William D. Aiken(2)                            1,666                   *

Dionel Cotanda(2)                             18,414                   *

Peter A. Davis(2)                            135,666               4.96%

Robert E. Everett(2)                           1,666                   *

Brian Gibney(2)                                1,666                   *

Jeffrey D. Prol(2)                             2,666                   *

James G. Farr                                      0                   *

Robert I. Antle (3)                           12,795                   *

Michael P. Villa (4)                           5,528                   *

All current directors, nominee for           930,551              33.26%
director, and executive officers as
a group (11 persons) (5)

- -----------------------------------------

*Less than one percent (1%).

   (1)Includes 50,000 shares of Common Stock which Mr. Suarez has the right to acquire within sixty (60) days through the exercise of options. Such shares are deemed to be outstanding for the purpose of computing the percentage of class beneficially owned by Mr. Suarez, but not for the purpose of computing the percentage of class beneficially owned by any other person.

   (2)Includes 1,666 shares of Common Stock which each director has the right to acquire within sixty (60) days through the exercise of options. Such shares are deemed to be outstanding for the purpose of computing the percentage of class beneficially owned by each of those directors, but not for the purpose of computing the percentage of class beneficially owned by any other person.

   (3)Includes 1,500 shares of Common Stock which Mr. Antle has the right to acquire within sixty (60) days through the exercise of options. Such shares are deemed to be outstanding for the purpose of computing the percentage of class beneficially owned by Mr. Antle, but not for the purpose of computing the percentage of class beneficially owned by any other person.

   (4)Includes 1,500 shares of Common Stock which Mr. Villa has the right to acquire within sixty (60) days through the exercise of options. Such shares are deemed to be outstanding for the purpose of computing the percentage of class beneficially owned by Mr. Villa, but not for the purpose of computing the percentage of class beneficially owned by any other person.

   (5)Includes 62,996 shares of Common Stock which current officers and directors have the right to acquire within sixty (60) days through the exercise of options. Such shares are deemed to be outstanding for the purpose of computing the percentage of class beneficially owned by the directors and executive officers as a group, but not for the purpose of computing the percentage of class beneficially owned by any other group.


                             ELECTION OF DIRECTORS

  On April 16, 1990, the Company and certain of its wholly-owned subsidiaries filed voluntary petitions for relief under Chapter 11, Title 11 of the United States Code in the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court"). On August 12, 1992, the Bankruptcy Court entered an order confirming the Company's Plan of Reorganization (the "Plan" or "Plan of Reorganization"). The Plan became effective on August 27, 1992 (the "Effective Date").

  The Plan stipulates how the Board of Directors is to be structured during the six-year period beginning on the Effective Date. The Plan provides that during that six-year period, the Board of Directors shall consist of (i) the Presidents of Suarez Housing Corporation and Porten Sullivan Corporation, the principal subsidiaries of the Company; (ii) four directors to be appointed by the Creditors Committees; and (iii) three directors to be elected by the stockholders. Four directors were appointed by the Creditors Committees in 1992. Three directors were elected by the stockholders at the 1995 Annual Meeting, one of whom, Mr. Philip T. Mercer, resigned as a director on November 20, 1995. The director who is to be elected by the stockholders at the Meeting will serve the remaining two years of Mr. Mercer's term or until his successor is elected and qualified at the following Annual Meeting. The Board of Directors has nominated Mr. James G. Farr for election as a director of the Company. The nominee has consented to serve if so elected; but, if for any reason he should not be available or able to serve at the time of the Meeting, the accompanying proxy will be voted for the election of such other person or persons as the Board of Directors may recommend.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ITS NOMINEE FOR DIRECTOR, AND SIGNED PROXIES WHICH ARE RETURNED WILL BE SO VOTED UNLESS A CONTRARY VOTE IS DESIGNATED ON THE PROXY CARD.

NOMINEE FOR THE BOARD OF DIRECTORS

  Set forth below is certain information regarding the nominee for the Board of Directors including his age, his principal occupation during the past five years and certain other directorships, if any, held by him.

James G. Farr (age 47)
     Mr. Farr is an attorney and has for a period of more than five years been the President and Chief Executive Officer of Paramount Title Corporation, a company of which he is the sole stockholder. Paramount Title
     Corporation conducts a transactional real estate practice and title insurance business in Tampa, Florida.

DIRECTORS CONTINUING IN OFFICE

  The following table sets forth, as to each director continuing in office, such director's name, his age, the year in which he was first elected a director of the Company, his principal occupation during the past five years and certain other directorships, if any, held by him.

Name, Age, Principal Occupation,                                     Served as
      and Other Directorships                                    Director Since

Robert J. Suarez (age 47) ................................................1992
     Mr. Suarez was appointed Chairman and President of the Company in September 1992. He co-founded Suarez Housing Corporation in 1974. Mr. Suarez has for more than five years served as Chairman and President of Suarez Housing Corporation.

Kenneth W. Carlson (age 62) ..............................................1995
     Mr. Carlson became a member of the Board of Directors in May 1995 when he was appointed President of Porten Sullivan Corporation. Mr. Carlson has served as President and Chairman of Porten Sullivan Corporation since May 1995. Prior to 1995, and for a period of more than five years, Mr. Carlson was the President and Chief Executive Officer of Diversified Homes, a company in which he was the sole stockholder. Diversified Homes was a diversified integrated homebuilding company which operated in Maryland, Virginia, and Florida.

William D. Aiken (age 39) ................................................1992
     Mr. Aiken was appointed to the Board of Directors by the Official Creditors Committee in the Reorganization Cases of International American Homes, Inc., Inland Pacific Communities, Inc., Porten Sullivan Corporation of Florida, Suarez Housing Corporation, Beacon Hill Farm Associates II and Lakeview Professional Park (the "IAH Creditors Committee"). Mr. Aiken is also a director of Suarez

     Housing Corporation.  Mr. Aiken is a Certified
     Public Accountant who has been engaged in private practice in Lake Worth, Florida since 1992. Prior to 1992, and for a period of more than five years, Mr. Aiken was the Chief Financial Officer of Pope Associates, Tru-Line Industries, and ADP Lumber, which were primarily engaged in the businesses of retail building materials and roof and floor truss manufacturing in Southeastern Florida.

Dionel Cotanda (age 58) ..................................................1992
     Mr. Cotanda was appointed to the Board of Directors by the IAH Creditors Committee. Mr. Cotanda is also a director of Suarez Housing Corporation. Mr. Cotanda has been President, Chief Executive Officer and director of Robbins Engineering, Inc. since its organization in 1990. In addition, Mr. Cotanda has for a period of more than five years been Vice President and since 1993 been a director of Robbins Manufacturing Company. Robbins Engineering, Inc. is a supplier of engineering services, metal plate connectors and software to the metal plate connected wood truss industry. Robbins Manufacturing Company is a supplier of metal plate connected wood trusses, lumber and related building material products. Robbins Engineering, Inc. and Robbins Manufacturing Company are both located in Tampa, Florida.

Peter A. Davis (age 59)...................................................1994
     Mr. Davis has been a consultant to the Company since November 1992. Mr. Davis was employed by the Company from January 1985 to November 1992 in various capacities. From June 1989 until September 1992 he served as Executive Vice President of the Company and from January 1985 to June 1989 he served as the Chief Financial Officer of the Company. From May 1988 to September 1992 he was a director of the Company. Mr. Davis is a Certified Public Accountant.

Robert E. Everett (age 63) ...............................................1992
     Mr. Everett was appointed  to  the  Board  of  Directors  by  the Official
     Creditors Committee in the Reorganization Cases of Porten Sullivan Corporation and J&S Development Associates (the "Porten Sullivan Creditors Committee"). Mr. Everett is also a director of Porten Sullivan Corporation. Mr. Everett has for a period of more than five years been Executive Vice President of McCrea Equipment Company, Inc., a heating, ventilating and air conditioning contractor in Metropolitan Washington, D.C.

Brian Gibney (age 44) ....................................................1992
     Mr. Gibney was appointed to the Board of Directors by the Porten Sullivan Creditors Committee. Mr. Gibney is also a director of Porten Sullivan Corporation. Mr. Gibney is a Certified Public Accountant, and has for a period of more than five years been a shareholder in the public accounting firm of M.D. Oppenheim & Company in Piscataway, New Jersey where he is engaged in commercial auditing and accounting and litigation support practice.

Jeffrey D. Prol (age 33)..................................................1994
     Mr. Prol is an attorney and for a period of more than five years has been associated with the law firm of Ravin, Sarasohn, Cook, Baumgarten, Fisch & Baime, P.C. ("Ravin, Sarasohn") of Roseland, New Jersey. Ravin, Sarasohn served as counsel to the Company in connection with the Chapter 11 bankruptcy filings. Mr. Prol was one of the principal attorneys involved in that matter.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The Board of Directors has an Executive Committee which has the authority to review and approve all land acquisitions by the Company's subsidiaries and all guarantees by the Company of loans to the Company's subsidiaries. Members of the Executive Committee are Mr. Suarez, Mr. Carlson, Mr. Cotanda, Mr. Davis, and Mr. Everett.

  The Board of Directors has an Audit Committee which reviews the Company's internal controls, accounting policies, financial reporting, and the scope and results of the audit engagement. It meets with appropriate Company financial personnel and independent auditors in connection with these reviews. The Committee also recommends to the

Board the appointment of the independent auditors. Members of the Audit Committee are Mr. Gibney, Mr. Aiken, and Mr. Davis.

  The Board of Directors has a Compensation Committee which makes recommendations to the Board of Directors regarding the amount of and form of compensation awarded to the executive officers of the Company and to other employees of the Company whose annual salaries exceed $75,000 per year. The Compensation Committee also administers the Company's Non-Qualified Stock Option Plan. Members of the Compensation Committee are Mr. Cotanda, Mr. Davis, and Mr. Everett.

  The Board of Directors has a Nominating Committee which recommends to the Board of Directors candidates for election as directors and will consider nominations by stockholders submitted in writing to the Chairman of the Board of Directors. Members of the Nominating Committee are Mr. Suarez, Mr. Carlson, and Mr. Cotanda.

  The Board of Directors has a Conflicts of Interest Committee which approves transactions involving any actual or potential conflict of interest between the Company and any officer, director, employee, or agent. Members of the Conflicts of Interest Committee are Mr. Prol and Mr. Gibney.

  Four meetings of the Board of Directors were held during the fiscal year ended March 31, 1996. All of the Directors attended at least 75% of those meetings. Two meetings of the Audit Committee, one meeting of the Compensation Committee, and one meeting of the Nominating Committee were held during the fiscal year ended March 31, 1996.

DIRECTOR COMPENSATION

  Directors who are employees of the Company receive no additional remuneration for their services as directors. Non-employee directors -- those directors not entitled to receive any salary from the Company or its subsidiaries -- receive for each Board or committee meeting attended, a fee of $1,000 and reasonable travel and other out-of-pocket expenses incurred. See "Executive Compensation
- -- Compensation Committee Interlocks and Insider Participation" for information regarding the consulting agreement and the Participation Agreement between the Company and Mr. Peter A. Davis.


                              EXECUTIVE OFFICERS

  Set forth below is certain information concerning the executive officers of the Company who are not directors, including all positions and offices with the Company held by each such person, the person's age, the period during which he served in such positions and offices, the person's principal occupation and employment during the past five years. Such information concerning all other executive officers of the Company (who also are directors of the Company) is set forth in the table above relating to directors of the Company. The term of office of each executive officer of the Company expires in accordance with the Bylaws of the Company.

Robert I. Antle (age 41)
     Robert I. Antle became Vice President and Secretary of the Company in September 1992. In February 1995 he became Executive Vice President and Secretary of the Company. He has for more than five years been employed by Suarez Housing Corporation, and currently serves as Vice President, Secretary and Chief Financial Officer of that company.

Michael P. Villa (age 42)
     Michael P. Villa became Vice President, Treasurer and Chief Financial Officer of the Company in September 1992. He has for a period of more than five years served as Chief Financial Officer of Porten Sullivan Corporation and he currently serves as Vice President, Treasurer and Secretary of that company.

  There are no family relationships among the directors, nominee for director, and executive officers of the Company.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth a summary of annual and long-term compensation paid by the Company during the fiscal years ended March 31, 1996, 1995, and 1994 to the Chief Executive Officer of the Company and to the other executive officers of the Company whose total compensation for the fiscal year ended March 31, 1996 was in excess of $100,000.

  Summary Compensation Table (1)
                                                     Annual Compensation
        Name and                   Year             Salary                 Bonus              All Other
   Principal Position                                 ($)                   ($)             Compensation(3)
- ------------------------          -------         ----------              --------          ---------------

Robert J. Suarez, (2)               1996            $281,115                   $ 0                 $500
Chairman and President              1995             262,006                     0                    0
                                    1994             254,687                     0                    0

Robert I. Antle, (2)                1996            $142,286               $15,000                 $500
Executive Vice President            1995             140,300                13,000                    0
and Secretary                       1994             112,548                35,000                    0

Kenneth W. Carlson, (2)             1996            $138,462                   $ 0                   $0
Vice President                      1995                   0                     0                    0
                                    1994                   0                     0                    0

Michael P. Villa, (2)               1996            $100,000               $12,000                 $500
Vice President,                     1995             102,923                     0                    0
Treasurer and Chief                 1994              84,231                     0                    0
Financial Officer


- -----------------------------
(1)The columns designated for the reporting of other annual compensation, restricted stock awards, long-term incentive plan payouts, and long-term compensation awards have been omitted because no compensation of a type required to be reported under such columns was paid to the named executive officers during the period covered by the table. The Company does not grant stock appreciation rights of any kind.

(2)Upon the confirmation of the Plan of Reorganization on August 12, 1992, Suarez Housing Corporation entered into an employment agreement with Robert
   J. Suarez. See "Employment Agreements" below. Subsequently, in September 1992, Mr. Suarez, Mr. Antle, and Mr. Villa were appointed to their positions as Chairman and President, as Vice President and Secretary, and as Vice
   President, Treasurer and Chief Financial Officer of the Company, respectively. Mr. Antle was subsequently elevated to the rank of Executive Vice President. Mr. Carlson was hired on May 12, 1995 and was appointed to the position of Vice President in June 1995. Accordingly, the compensation appearing on the table above represents all compensation received by the named executive officers from Suarez Housing Corporation, in the case of Mr. Suarez and Mr. Antle, and Porten Sullivan Corporation, in the case of Mr. Carlson and Mr. Villa, during the fiscal years ended March 31, 1996, 1995, and 1994. The named executive officers do not receive compensation directly from the Company.

(3)The entire amount shown represents Company matching contributions under the Company's 401(k) plan.

STOCK OPTIONS

  No stock options were granted to any named executive officers during the fiscal year ended March 31, 1996.

  The following table sets forth certain information with respect to the named executive officers concerning the exercise of stock options during the fiscal year ended March 31, 1996 and the value of unexercised stock options held as of March 31, 1996.


 Aggregated Option Exercises in the Last Fiscal Year and Year-End Option Values

                                                  Number of Securities              Value of Securities
                  Shares           Value          Underlying Unexercised           Underlying Unexercised
                Acquired on      Realized               Options                     In-the-Money Options
                Exercise (#)      ($)            at Fiscal Year End                at Fiscal Year End ($){1}

Name                                            Exercisable    Unexercisable        Exercisable       Unexercisable

Robert J.              0                  $ 0      50,000             0             $29,688           $ 0
Suarez

Robert I.              0                    0       1,500         1,000                 891           594
Antle

Kenneth W.             0                    0           0             0                   0             0
Carlson

Michael P.             0                    0       1,500         1,000                 891           594
Villa

{1}    The fair market value of the Common Stock at the Company's fiscal year end, March 31, 1996, was $1.09 per share as reported by the National Quotation Bureau. Such reported price reflects inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

EMPLOYMENT AGREEMENT

  In accordance with the terms of the Plan, the Company entered into an employment agreement with Robert J. Suarez. The employment agreement was approved by the Bankruptcy Court as part of the Plan and became effective as of the date of confirmation of the Plan, August 12, 1992. Mr. Suarez is currently employed by the Company as Chairman and President. He is also employed by Suarez Housing Corporation as Chairman and President. The employment agreement originally was to expire on August 12, 1995 and was extended by the Board in June 1995 for three additional years, subject to certain modifications, so that it now expires on August 12, 1998. The employment agreement provides for base compensation during the initial three-year term of $250,000 per annum to be adjusted annually in accordance with changes in the Consumer Price Index ("CPI"). At August 12, 1993 the base compensation was adjusted to $257,500 per annum, and at August 12, 1994 the base compensation was adjusted to $264,710 per annum. Mr. Suarez' base compensation was increased to $290,000 on August 12, 1995 and thereafter will be adjusted annually in accordance with changes in the CPI. The employment agreement can be terminated at any time for cause, without any further payment. If the employment agreement is terminated without cause, Mr. Suarez shall be entitled to additional compensation equal to six months' pay. The employment agreement, as extended, provides that in the event Mr. Suarez' employment agreement is not renewed on substantially the same terms and conditions, the Company will pay Mr. Suarez six months' base compensation in return for his consulting services during such period. Mr. Suarez agreed, for a number of months (such number of months to coincide with the number of months of termination or non-renewal benefit) after any termination of his employment, not to engage in any business enterprise involving the sale and/or construction of residential housing in direct competition with the Company. Mr. Suarez also agreed, for one year after any termination of his employment, not to induce any employee of the Company to render any services, absent the Company's prior written approval, to or for any person or entity in direct competition with the Company's then existing construction activities.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Dionel Cotanda, a member of the Compensation Committee of the Board of Directors, is President, Chief Executive Officer, and Director of Robbins Engineering, Inc. and Vice President and Director of Robbins Manufacturing Company. During the year ended March 31, 1996, Robbins Engineering, Inc. and Robbins Manufacturing Company sold engineering services, metal plate connected wood trusses, lumber, and related building material products in the amount of approximately $2,798,000 to Suarez Housing Corporation.

  Mr. Robert E. Everett, a member of the Compensation Committee of the Board of Directors, is Executive Vice President of McCrea Equipment Company, Inc. During the year ended March 31, 1996, McCrea Equipment Company sold heating, ventilating and air conditioning systems in the amount of approximately $568,000 to Porten Sullivan Corporation.

  Mr. Peter A. Davis, a member of the Compensation Committee of the Board of Directors, has served as a consultant to the Company since November 1992. The Company entered into a one-year consulting agreement with Mr. Davis commencing November 1, 1992. This agreement was subsequently renewed under similar terms and conditions for three additional one-year terms which expire on November 1, 1996. The agreement provides for Mr. Davis to assist the Company in a broad range of areas. Mr. Davis receives compensation at the rate of $1,000 per day with a minimum compensation of $25,000 per year, and effective July 1, 1996 with a minimum compensation of $42,000 per year. During the fiscal year ended March 31, 1996, the Company paid $25,000 to Mr. Davis for his consulting services.

  Mr. Peter A. Davis has entered into a Participation Agreement with Suarez Housing Corporation for the construction and sale of custom homes in Martin County, Florida. Suarez Housing Corporation will own the property acquired and provide administrative support services. Mr. Davis will manage construction and sales activities. The parties have agreed to equally fund capital contributions as required. Profits or losses will be shared equally. Mr. Davis has agreed to fund the construction costs for the initial home and will receive reimbursement on such funds advanced at the monthly effective rate paid on bank borrowings by Suarez Housing Corporation. Construction of the initial home commenced in April, 1996 in Stuart, Florida.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Effective January 1994, Mr. Suarez agreed to personally guarantee certain bank loans for Suarez Housing Corporation. At March 31, 1996, the maximum aggregate principal amount of loans eligible for the guarantee was $14,500,000, and the outstanding principal amount of the loans guaranteed at March 31, 1996 was $5,516,000. The Company has agreed to indemnify Mr. Suarez in the event that this personal guarantee is called upon, and to the extent that Mr. Suarez makes any payments on account of the guarantees, he will succeed to the secured interests of the party to whom the payment is made. The Board of Directors has granted additional compensation to Mr. Suarez in consideration for his personal guarantees. The additional compensation is equal to one percent (1%) per annum of the maximum aggregate principal amount of loans that could be guaranteed. Mr. Suarez has voluntarily limited such compensation to $80,000 per year. During the fiscal year ended March 31, 1996, the Company paid $80,000 to Mr. Suarez in consideration for his personal guarantees.

  During the fiscal year ended March 31, 1996, Suarez Housing Corporation paid $612,000 for twenty-four finished building lots that it purchased from a partnership in which Mr. Suarez is a one-third partner and in which the brother of Mr. Suarez is a one-third partner. Such purchase was in the normal course of business and was at a price based on an independent appraisal.

  Mr. James G. Farr, a nominee for director, is the sole stockholder and President and Chief Executive Officer of Paramount Title Corporation. During the year ended March 31, 1996, Paramount Title Corporation provided settlement and title insurance services for substantially all the homes sold by Suarez Housing Corporation.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

  The Compensation Committee administers the Company's executive compensation program and makes specific recommendations to the Board of Directors regarding the amount and form of compensation awarded to the executive officers of the Company and to other employees of the Company whose annual salaries exceed $75,000 per year. The Compensation Committee also administers the Company's Non-Qualified Stock Option Plan. The Compensation Committee is composed of three non-employee directors. See "The Board and its Committees."

  The Company's executive compensation program is intended to enable the Company to attract, retain and motivate highly qualified executives for the Company and to create an incentive to increase stockholder value. This policy is implemented through the payment of salaries and bonuses and the granting of stock options.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  In accordance with the terms of the Plan, on August 12, 1992 Suarez Housing Corporation entered into an employment agreement with Robert J. Suarez pursuant to which he serves as Chairman and President of Suarez Housing Corporation. See "Executive Compensation -- Employment Agreements" above. This employment agreement, which was approved by the Bankruptcy Court, governed the terms of Mr. Suarez' employment including his compensation and covered the period from August 12, 1992 through August 12, 1995, at which time Mr. Suarez' annual salary was $262,006. On June 22, 1995, the Compensation Committee recommended and the Board of Directors approved a three-year renewal of Mr. Suarez' employment agreement with an annual salary of $290,000. Factors that were considered in making this recommendation included the performance of the Company and the compensation received by Chief Executive Officers of comparable companies. The market value of the Company's stock was not a factor considered in determining the Chief Executive Officer's compensation. All of Mr. Suarez' compensation is received from Suarez Housing Corporation. He does not receive any compensation directly from the Company.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

  The Compensation Committee made recommendations regarding the compensation of the Company's other executive officers. In those instances Mr. Suarez, the Chairman and President, and Mr. Carlson, the Vice President, who were recognized to be most familiar with the individual employees, made recommendations to the Committee as to the amount of the proposed remuneration. Factors considered with respect to each component of compensation were subjective, such as perceptions of the Company's and the individual's performance and any changes or planned changes in functional responsibility. Also considered were the prevailing levels of compensation within the markets where the Company operates. The market value of the Company's stock was not a factor considered in setting executive officer compensation.


Members of the Compensation Committee

Dionel Cotanda
Peter A. Davis
Robert E. Everett

                        STOCK PERFORMANCE GRAPH

      The following graph compares, on a cumulative basis, the yearly percentage change during the five years ended March 31, 1996 in (i) the total stockholder return on Common Stock of the Company with (ii) the total return on the Standard & Poor's 500 Index and with (iii) the total return on the Standard & Poor's Homebuilding Group Index. Such yearly percentage change has been measured by dividing (i) the sum of (a) the amount of dividends for the measurement periods, assuming dividend reinvestment, and (b) the price per share at the end of the measurement period less the price per share at the beginning of the measurement period, by (ii) the price per share at the beginning of the measurement period. The price of each unit has been set at $100 on March 31, 1991 for preparation of the graph.

                         TOTAL RETURN TO STOCKHOLDERS



                                     March       March     August 12, ||    August 12,     March      March     March     March
                                     1991        1992         1992    ||      1992         1993       1994      1995      1996
                                                                      ||
                                                                      ||
International American Homes, Inc.   100         50.00        141.49  ||      100         41.35       158.64    104.37    91.34
                                                                      ||
S&P 500 Index                        100        111.04        115.83  ||      100        110.43       112.05    129.50   171.07
                                                                      ||
S&P Homebuilding Index               100        150.60        135.06  ||      100        123.41       129.46     97.33   122.57


  The first period shown on the graph (left of the double vertical bar) is from March 31, 1991 to August 12, 1992 and includes the shares of Common Stock that were outstanding and traded prior to the date of confirmation of the Company's Plan of Reorganization. Pursuant to the provisions of the Plan of Reorganization, 2,043,296 shares of Common Stock have been issued to creditors since August 12, 1992.

  The second period shown on the graph (right of the double vertical bar) is from August 12, 1992 to March 31, 1996 and includes 2,734,395 shares of Common Stock.

                                 PROPOSAL ONE

                     APPOINTMENT OF INDEPENDENT AUDITORS

  At the Meeting, the Board of Directors of the Company will recommend stockholder approval of Arthur Andersen LLP as auditors of the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending March 31, 1997. Although not required to do so, the Board of Directors is submitting the appointment of Arthur Andersen LLP for approval at the Meeting. Arthur Andersen LLP has audited the Company's financial statements since 1989. Representatives of Arthur Andersen LLP are expected to be present at the Meeting to respond to stockholders' questions and to make a statement if they so desire.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL ONE, AND SIGNED PROXIES WHICH ARE RETURNED WILL BE SO VOTED UNLESS A CONTRARY VOTE IS DESIGNATED ON THE PROXY CARD.


                            STOCKHOLDER PROPOSALS

  From time to time, stockholders present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at the Annual Meeting of Stockholders. Proposals of stockholders of the Company intended to be presented at the Annual Meeting of Stockholders of the Company in 1997 must be received by the Secretary of the Company at 4640 Forbes Boulevard, Suite 330, Lanham, Maryland 20706 not later than April 4, 1997 and must otherwise comply with the rules of the Securities and Exchange Commission to be eligible for inclusion in the Proxy Statement and proxy for the Annual Meeting in 1997. If the date of such meeting is changed by more than thirty (30) days from its currently contemplated date, proposals must be received a reasonable time before solicitation of proxies for such meeting is made.


                    COMPLIANCE WITH SECTION 16(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of the Company's Common Stock (the "Reporting Persons"), to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company is not aware of any beneficial owner of more than ten percent of its Common Stock other than Mr. Robert J. Suarez.

  Based solely upon review of the copies of the forms furnished to the Company, or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended March 31, 1996 all filings required to be made by Reporting Persons were made on a timely basis except that the following reports were filed subsequent to the applicable due date: one report on Form 5 each of Mr. Aiken, Mr. Everett, Mr. Prol, Mr. Davis, Mr. Gibney, and Mr. Cotanda relating to the grant of stock options pursuant to the Company's Non-Employee Directors Stock Option Plan in September 1995.

                                 OTHER MATTERS

VOTING PROCEDURES

  The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of election appointed by the Company. The inspector's duties include determining the number of shares represented at the Meeting, counting all votes and ballots and certifying the determination of the number of shares represented and the outcome of the balloting.

  The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast shall constitute a quorum. Assuming a quorum is present, a director will be elected by the holders of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote at the Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting is required for the approval of Proposal One.

  Abstentions will have no direct effect on the outcome of the vote for the election of directors, but will have the practical effect of voting against the proposal. Votes withheld by brokers in the absence of instructions from street name holders will not affect the election of directors or the approval of Proposal One since the shares held by such street name holders are not considered present for voting purposes.

OTHER PROPOSALS

  As of the date of this Proxy Statement, the Company does not know of any other business that will come before the Meeting other than as set forth in the Notice of Annual Meeting of Stockholders. However, if any other business should properly come before the Meeting, proxies will be voted with respect thereto in accordance with the discretion of the proxy holders.

COST OF SOLICITATION

  The cost of preparing, assembling and mailing this proxy soliciting material and Notice of Annual Meeting of Stockholders will be paid by the Company. The Company may retain Georgeson & Company Inc., a professional soliciting organization, to assist in soliciting proxies for a fixed fee of $1,000 plus an additional fee based on the number of telephone calls made plus reimbursement of reasonable out-of-pocket expenses. Solicitation by mail, telephone, facsimile, or personal solicitation may also be done by directors, executive officers, or regular employees of the Company and its subsidiaries, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries, and custodians nominally holding shares of the Company's stock as of the record date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

THE COMPANY'S ANNUAL REPORT ON FORM 10-K

  The Company's most recent annual report on Form 10-K including the financial statements and schedules thereto, which the Company has filed with the Securities and Exchange Commission, is being mailed to all stockholders of record together with the Proxy Statement.

  Additional copies of the Form 10-K will be provided without charge upon the written request of any stockholder. Such requests may be sent to Michael P. Villa, Vice President, Treasurer and Chief Financial Officer, International American Homes, Inc., 4640 Forbes Boulevard, Suite 330, Lanham, Maryland 20706.

INCORPORATION BY REFERENCE

  To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation" and "Stock Performance Graph" shall not be deemed to be so incorporated, unless specifically provided in any such filing.


August 2, 1996

                  By Order of the Board of Directors


                  /s/ Michael P. Villa

                  Michael P. Villa
                  Vice President, Treasurer and Chief Financial Officer






  STOCKHOLDERS WHO DESIRE TO HAVE THEIR STOCK VOTED AT THE MEETING ARE REQUESTED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. STOCKHOLDERS MAY REVOKE THEIR PROXIES AT ANY TIME PRIOR TO THE MEETING AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY REVOKE THEIR PROXIES AND VOTE, IF THEY SO DESIRE, IN PERSON.

                                  PROXY CARD



                      INTERNATIONAL AMERICAN HOMES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 12, 1996

      Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

      The undersigned hereby appoints Robert J. Suarez and Michael P. Villa individually as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of Common Stock of International American Homes, Inc. (the "Company") held of record by the undersigned on July 15, 1996, at the annual meeting of stockholders to be held on September 12, 1996 or at any adjournment or postponement thereof.

      THIS  PROXY  WHEN  PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED  STOCKHOLDERS.   IF  NO DIRECTION IS MADE, THIS PROXY
WILL BE VOTED FOR PROPOSALS 1 AND 2.

         (Continued, and to be dated and signed on the reverse side.)

1.      ELECTION OF DIRECTOR NOMINATED AND LISTED BELOW

FOR the nominee listed below    [  ]  WITHHOLD AUTHORITY to vote for the
                                      nominee listed below     [  ]

                                      JAMES G. FARR


2. Proposal to approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for Fiscal Year 1997.

                              [  ]  FOR     [  ]  AGAINST  [  ]  ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

                                            Address Change and/or Comments [  ]


                           NOTE:  Signatures should agree with the
                          name  specified herein.  When signing as
                          attorney,    executor,    administrator,
                          trustee or guardian, please give full title as such. For joint accounts or co-fiduciaries, all joint owners or co-fiduciaries should sign.



                           Dated____________________________, 1996



                           ----------------------------------------
                                         Signature


                           -----------------------------------------
                                  Signature, if held jointly


                     VOTES  MUST BE INDICATED (X) IN BLACK  OR BLUE INK.


  SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE